As filed with the Securities and Exchange Commission on May 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	48-1293684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Calle Amanecer

San Clemente, California 92673

(949) 429-6680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dan W. Gladney

President and Chief Executive Officer

1001 Calle Amanecer

San Clemente, California 92673

(949) 429-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bruce A. Machmeier

Brett R. Hanson

Fox Rothschild LLP

222 South Ninth Street, Suite 2000

Minneapolis, Minnesota 55402

(612) 607-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.             ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock ($0.01 par value per share)(3)(4)
Preferred Stock ($0.01 par value per share)(3)
Securities Warrants(5)
Units(6)
Total		$125,000,000	$15,562.50

(1)             Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act. Securities registered hereby may be sold separately or together with other securities registered hereby. Units may consist of two or more of the securities listed in the “Calculation of Registration Fee Table” offered and sold together.

(2)             The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(3)             In addition to any common stock and preferred stock that may be issued directly under this registration statement, there are being registered hereunder such indeterminate amount of common stock and preferred stock as may be issued upon conversion of preferred stock, as the case may be, for which no separate consideration will be received by the registrant.

(4)             The aggregate amount of common stock registered hereunder is limited, solely for purposes of any at-the-market offerings, to that which is permissible under Rule 415(a)(4).

(5)             Securities warrants will represent the right to purchase common stock or preferred stock.

(6)             Units may consist of two or more of the securities listed in the “Calculation of Registration Fee Table” offered and sold together.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 21, 2018

PROSPECTUS

$125,000,000

Common Stock

Preferred Stock

Securities Warrants

Units

We may from time to time offer to sell any combination of common stock, preferred stock, securities warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $125,000,000.

This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may from time to time offer and sell our securities in one offering or in separate offerings, to or through underwriters, dealers and agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the NASDAQ Capital Market under the symbol “RSLS.” On May 18, 2018, the closing price of our common stock as reported on the NASDAQ Capital Market was $0.38 per share. On April 2, 2018, the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, we became subject to the offering limits in General Instruction I.B.6 of Form S-3. As of the date of this prospectus, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $38,537,904.25, which is calculated based on 26,577,865 shares of our common stock outstanding held by non-affiliates and a price of $1.45 per share, the closing price of our common stock on March 29, 2018, which is the highest closing sale price of our common stock on the NASDAQ Capital Market within the prior 60 days of this prospectus. During the prior 12 calendar month period that ends on and includes the date hereof, we have not offered or sold any shares of our common stock pursuant to General Instruction I.B.6 to Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves risks. You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 3 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [__], 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $125,000,000.

This prospectus provides you with a general description of the respective securities that we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “ReShape Lifesciences,” and “the Company” refer to ReShape Lifesciences Inc., a Delaware corporation, and our subsidiary.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

In the United States we have registered trademarks for vBLOC®, ENTEROMEDICS®, MAESTRO®, RESHAPE®, RESHAPE DUO®, and RESHAPE MEDICAL®, each registered with the United States Patent and Trademark Office, and trademark applications for RESHAPE VEST, RESHAPE VBLOC, RESHAPE BALLOON, vBLOC POWER TO CHOOSE and VBLOC POWER TO CHOOSE AND DESIGN. In addition, some or all of the marks vBLOC, ENTEROMEDICS, MAESTRO, MAESTRO SYSTEM ORCHESTRATING OBESITY SOLUTIONS, vBLOC POWER TO CHOOSE, vBLOC POWER TO CHOOSE AND DESIGN, RESHAPE, RESHAPE DUO, RESHAPE MEDICAL and RESHAPE LIFESCIENCES are the subject of either a trademark registration or application for registration in Australia, Brazil, Canada, China, the European Community, India, Kuwait, Mexico, Saudi Arabia, Switzerland and the United Arab Emirates. We believe that we have common law trademark rights to GASTRIC VEST.

RESHAPE LIFESCIENCES INC.

Our vision is to be recognized as a leading medical technology company focused on the design, development and commercialization of transformative technology to treat obesity and metabolic diseases.   Our growing and differentiated product portfolio is utilized by bariatric surgeons, general surgeons, and gastroenterologists.  We believe obesity is a global epidemic and that the majority of patients need treatment options that are anatomy friendly and provide for weight loss and comorbidity improvements along with long-term, ongoing obesity support and prevention.

We were incorporated in Minnesota in December 2002 as two separate legal entities, Alpha Medical, Inc. and Beta Medical, Inc., both of which were owned 100% by a common stockholder. In October 2003, the two entities were combined and we changed our name to EnteroMedics Inc.  In 2004 we reincorporated in Delaware. In October 2017, we changed our company name to ReShape Lifesciences Inc.

In January 2015, the vBloc® System, our initial product, which we now refer to as ReShape vBloc, received U.S. Food and Drug Administration (FDA) approval for vBloc Therapy, delivered via the ReShape vBloc, for the treatment of adult patients with obesity who have a Body Mass Index (BMI) of at least 40 to 45 kg/m2, or a BMI of at least 35 to 39.9 kg/m2 with a related health condition such as high blood pressure or high cholesterol levels, and who have tried to lose weight in a supervised weight management program and failed within the past five years. vBloc Therapy is delivered via a pacemaker-like device that helps patients feel full and eat less by intermittently blocking hunger signals on the vagus nerve.  Our therapy limits the expansion of the stomach, helps control hunger sensations between meals, reduces the frequency and intensity of stomach contractions and produces a feeling of early and prolonged fullness. We believe the ReShape vBloc offers obese patients a minimally-invasive treatment that can result in significant, durable and sustained weight loss. We believe that our ReShape vBloc allows bariatric surgeons to offer a new option to obese patients who are concerned about the risks and complications associated with currently available anatomy-altering, restrictive or malabsorptive surgical procedures.

In May 2017, we acquired the Gastric Vest System™, which we now refer to as the ReShape Vest, through our acquisition of BarioSurg, Inc.  The ReShape Vest is an investigational, minimally invasive, laparoscopically implanted medical device being studied for weight loss in morbidly obese patients. The device wraps around the stomach, emulating the effect of conventional weight-loss surgery, and is intended to enable gastric volume reduction without permanently changing patient anatomy.

In October 2017, we acquired ReShape Medical, Inc., a privately-held medical technology company that develops, manufactures and markets the ReShape® Integrated Dual Balloon, which now we refer to as the ReShape Balloon, an FDA-approved, minimally invasive intragastric balloon designed to treat obesity patients with a BMI between 30 and 40, with at least one related comorbidity.  The ReShape Balloon provides a new option for individuals who have not succeeded at diet and exercise alone, and do not want or do not qualify for bariatric surgery. Two connected balloons are placed into the stomach during a short, outpatient endoscopic procedure. The balloons remain in the stomach for six months and are then removed endoscopically. During balloon treatment, and for six more months following removal of the balloons, the patient receives access to nutritional counseling and access to exclusive tools to help them achieve their weight loss goals. The ReShape Balloon was approved by the FDA in July of 2015 and has had CE-marking in Europe since 2011.

On October 23, 2017 we changed our company name from EnteroMedics Inc. to ReShape Lifesciences Inc. in recognition of our expansion and growth in developing and commercializing transformative technologies to address the continuum of care for obesity and its associated health conditions. The ReShape brand name is strong and well-established in the marketplace and we expect this to not only help our other products succeed, but we also believe it will accelerate growth in our industry overall.  In December, 2017, we rebranded the three products under the ReShape Lifesciences brand.  Our portfolio of transformative technologies, designed to help patients lose weight and live a healthier life, includes two FDA-approved devices, ReShape™ vBloc (formerly vBloc) and ReShape™ Balloon, as well as the investigational ReShape™ Vest (formerly Gastric Vest System).

As of December 31, 2017, we had 83 employees, all of which are located in the United States. Our principal executive offices are located at 1001 Calle Amanecer, San Clemente, California 92673, and our telephone number is (949) 429-6680.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of ReShape Lifesciences. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and ReShape Lifesciences undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for ReShape Lifesciences to predict all of the factors, nor can ReShape Lifesciences assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities and exercise of warrants under this prospectus to continue our commercialization efforts, for clinical and product development activities and for other working capital and general corporate purposes. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of the common stock we may offer using this prospectus does not purport to be complete and is subject to and qualified in its entirety by reference to our Sixth Amended and Restated Certificate of Incorporation, as amended (certificate of incorporation), and our Amended and Restated Bylaws (bylaws), copies of which have been previously filed by us with the SEC and are incorporated by reference in this prospectus. See “Incorporation of Documents by Reference.”

General

We are authorized to issue 275,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of May 11, 2018, our capitalization was as follows:

•                  33,717,115 shares of our common stock were issued and outstanding, which were held of record by approximately 62 stockholders of record;

•                  4,735 shares of series B convertible preferred stock were outstanding, which shares are convertible into 6,313,318 shares of our common stock;

•                  95,388 shares of series C convertible preferred stock were outstanding, which shares are convertible into 9,538,800 shares of our common stock;

•                  5,250 shares of our series D convertible preferred stock were outstanding, which shares are convertible into 6,999,983 shares of our common stock;

•                  9,055,871 shares of common stock were issuable upon the exercise of outstanding options; and

•                  49,303,715 shares of common stock were issuable upon the exercise of outstanding warrants.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all of the directors standing for election. However, as long as the former holders of ReShape Medical, Inc. securities own at least 10% of our outstanding common stock (for this purpose treating as outstanding the shares of common stock issuable upon conversion of the series C convertible preferred stock issued to the former ReShape Medical holders), the committee representing the former ReShape Medical holders will have the right to designate for nomination two directors to our Board of Directors, and we will nominate and use commercially reasonable efforts to appoint each such person to our Board, although any nominees must be reasonably acceptable to our then current Board members. At the closing of our acquisition of ReShape Medical, Michael Y. Mashaal, M.D. was appointed to the Board as a designee of the former ReShape Medical holders and the committee has not yet designated its second director nominee.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and the shares of our common stock to be sold pursuant to this prospectus supplement will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre- emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Anti-Takeover Effects of Delaware Law and Certain Provisions of our Certificate of Incorporation and Bylaws

We have elected to be governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally will have an anti-takeover effect for transactions not approved in advance by our Board of Directors, including discouraging attempts that might result in a premium over the market price for our common stock. In general,

Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•                  before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•                  at or after the time the stockholder became interested, the business combination was approved by the board and authorized at a stockholder meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our certificate of incorporation and bylaws provide for the Board to be divided into three classes of directors serving staggered, three-year terms. The classification of the Board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of members of the Board. Subject to the rights of the holders of any outstanding series of preferred stock, our certificate of incorporation will authorize only the Board to fill vacancies, including newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority representation on the Board by enlarging the Board of Directors and filling the new directorships with its own nominees. Our certificate of incorporation will also provide that directors may be removed by stockholders only for cause and only by the affirmative vote of holders of a majority of the outstanding shares of our voting stock.

Under our bylaws, any vacancy on our Board of Directors resulting from an enlargement of our Board or the death, resignation, retirement, disqualification or other cause (other than removal for cause), may only be filled by vote of a majority of our directors then in office, even if less than a quorum. The limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

The affirmative vote of the holders of at least a majority of our voting stock is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation or bylaws described in the prior two paragraphs.

Our certificate of incorporation provides that stockholders may not take any action by written consent in lieu of a meeting and our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting. In addition, our bylaws provide that only our Board of Directors or our chairman may call a special meeting of stockholders. Business transacted at any special meeting of stockholders must be limited to matters relating to the purpose stated in the notice of the special meeting.

To be “properly brought” before an annual meeting, the proposals or nominations must be:

•                  specified in the notice of meeting;

•                  brought before the meeting by or at the direction of our Board of Directors; or

•                  brought before the meeting by a stockholder entitled to vote at the meeting who has given to our corporate secretary the required advance written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting and who was a stockholder of record on the date on which notice is given.

In addition to other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given notice in proper written form to our corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the 10th day following the day on which the first public disclosure of the date of the annual meeting was made. Although our bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation or bylaws require a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board of Directors, subject to any limitations set forth in the bylaws, and may also be amended or repealed by the stockholders by the affirmative vote of the holders of a majority of the votes that all the stockholders would be entitled to cast in any annual election of directors. The majority stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

Liability Limitations and Indemnification

Our bylaws provide that we must indemnify our directors and officers and that we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent that the Delaware law statute prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, you may lose some or all of your investment in our common stock if we pay the costs of settlement or damage awards against our directors and officers under these provisions. We believe these provisions, the director and officer insurance we maintain, and the indemnification agreements we have entered into with our directors and officers are necessary to attract and retain talented and experienced directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms and provisions of the preferred stock that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at our certificate of incorporation and the relevant certificate of designations for a full understanding of all the rights and preferences of any series of preferred stock. Our certificate of incorporation and the certificates of designations have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of any particular series of preferred stock offered under that prospectus supplement, including any of the terms in this section that will not apply to that series of preferred stock, and any special considerations, including tax considerations, applicable to investing in that series of preferred stock.

General

Pursuant to our certificate of incorporation, we currently have authorized 5,000,000 shares of preferred stock, $0.01 par value per share. As of May 11, 2018, we have the following shares of preferred stock outstanding:

•                   4,735 shares of series B convertible preferred stock were outstanding, which shares are convertible into 6,313,318 shares of our common stock;

•                   95,388 shares of series C convertible preferred stock were outstanding, which shares are convertible into 9,538,800 shares of our common stock; and

•                   5,250 shares of our series D convertible preferred stock were outstanding, which shares are convertible into 6,999,983 shares of our common stock.

Prior to issuance of shares of each series of our undesignated preferred stock, our Board of Directors is required by the Delaware General Corporate Law and our certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

Subject to limitations prescribed by the Delaware General Corporation Law, our certificate of incorporation and our bylaws, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•                  the title and stated value of the preferred stock;

•                  the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•                  the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•                  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•                  the procedures for any auction and remarketing, if any, for the preferred stock;

•                  the provisions for a sinking fund, if any, for the preferred stock;

•                  the provisions for redemption, if applicable, of the preferred stock;

•                  any listing of the preferred stock on any securities exchange or market;

•                  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•                  voting rights, if any, of the preferred stock;

•                  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•                  any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, the preferred stock will rank:

•                  senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•                  on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•                  junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

We currently have outstanding the follows series of preferred stock:

Series B Convertible Preferred Stock

The material terms and provisions of the shares of series B convertible preferred stock (“Series B Preferred Stock”) are summarized below. This summary of some of the provisions of the Series B Preferred Stock is not complete. For the complete terms of the Series B Preferred Stock, you should refer to the Certificate of Designation (the “Series B Certificate of Designation”) filed as an exhibit to this prospectus and incorporated herein by reference.

Conversion; Anti-Dilution. Each share of Series B Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of the Series B Preferred Stock, which currently is $0.75, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. In addition, if at any time while the Series B Preferred Stock is outstanding we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then conversion price of the Series B Preferred Stock, then the conversion price will be reduced to such lower price, subject to an exception for certain issuances to employees, officer or directors pursuant to a stock incentive plan, certain issuances upon the conversion of outstanding convertible securities and issuances for certain acquisitions.  This anti-dilution provision was triggered by our registered offering in April 2018 of convertible preferred stock with a conversion price of $0.75 per share and warrants with an exercise price of $0.75, which caused shares of the Series B Preferred Stock convertible before the offering into 2,633,925 shares of common stock at a conversion price of $2.30 per share to become convertible after the offering into approximately 8.1 million shares of common stock at a conversion price of $0.75 per share.

Exercise Limitations. The Series B Certificate of Designation provides that we may not effect any conversion of Series B Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event will such beneficial ownership limitation exceed 9.99% and any increase in such beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Dividends. The Series B Certificate of Designation provides that we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each share of Series B Preferred Stock on an as converted basis. Other than as set forth in the previous sentence, the Series B Certificate of Designation provides that no other dividends will be paid on the Series B Preferred Stock and that we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

Liquidation. In the event of a liquidation, the holders of Series B Preferred Stock are entitled to participate on an as converted to common stock basis with holders of the common stock in any distribution of assets of the company to the holders of the common stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the shares of Series B Preferred Stock will be entitled to receive upon conversion of the Series B Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series B Preferred immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the Series B Preferred Stock.

Notwithstanding the foregoing, in the event we are not the surviving entity of a fundamental transaction or in the event of a reverse merger or similar transaction where we are the surviving entity, then, automatically and contemporaneous with the consummation of such transaction, the surviving entity (or our company in the event of a reverse merger or similar transaction) will purchase the then outstanding shares of Series B Preferred Stock by paying and issuing, in the event that such consideration given to the holders of our common stock is non cash consideration, as the case may be, to each holder an amount equal to the greater of (i) the cash consideration plus the non-cash consideration in the form issuable to the holders of our common stock (in the case of a reverse merger or similar transaction, shares of common stock issuable to the holders of the acquired company) per share of our common stock in the fundamental transaction multiplied by the number of shares of common stock underlying the shares of Series B Preferred Stock held by the holder on the date immediately prior to the consummation of the fundamental transaction or (ii) 130% of the conversion price of the Series B Preferred Stock then outstanding on the date of the consummation of the fundamental transaction. Such amount will be paid in the same form and mix (whether securities, cash or property, or any combination of the foregoing) as the consideration received by holders of our common stock in the fundamental transaction.

Voting Rights. With certain exceptions, as described in the Series B Certificate of Designation, the shares of Series B Preferred Stock have no voting rights. However, as long as any shares of Series B Preferred Stock remain outstanding, the Series B Certificate of Designation provides that we may not, without the affirmative vote of holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Stock, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of holders of shares of Series B Preferred Stock, or (d) enter into any agreement with respect to the foregoing.

Series C Convertible Preferred Stock

The material terms and provisions of the shares of series C convertible preferred stock (“Series C Preferred Stock”) are summarized below. All of the outstanding shares of Series C Preferred Stock were issued to the former holders of ReShape Medical, Inc. securities in connection with our acquisition of ReShape Medical. This summary of some provisions of the Series C Preferred Stock is not complete. For the complete terms of the Series C Preferred Stock, you should refer to the Certificate of Designation (the “Series C Certificate of Designation”) filed as an exhibit to this prospectus and incorporated herein by reference.

Conversion. Each outstanding share of Series C Preferred Stock is convertible, at the option of the holders, into 100 shares of common stock, subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. In addition, if the volume weighted average price of the common stock exceeds $5.00 per share for at least 20 trading days, then all outstanding shares of Series C Preferred Stock will automatically convert into shares of common stock.

Dividends. The Series C Preferred Stock is entitled to receive dividends (on an as-if-converted-to-common stock basis) actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends will be paid on shares of Series C Preferred Stock.

Voting Rights. In general, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock remain outstanding, the Series C Certificate of Designation provides that we cannot, without the affirmative vote of holders of a majority of the then-outstanding shares of Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock (including by the designation, authorization, or issuance of any shares of preferred stock that purports to have equal rights with, or be senior in rights or preferences to, the Series C Preferred Stock), (b) alter or amend the Series C Certificate of Designation, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, (e) except for stock dividends or distributions for which adjustments are to be made pursuant to the Series C Certificate of Designation, pay dividends on any shares of capital stock of the company, or (f) enter into any agreement with respect to any of the foregoing.

As long the former holders of ReShape Medical, Inc. securities own at least 10% of our outstanding common stock (for this purpose treating as outstanding the shares of common stock issuable upon conversion of the Series C Preferred Stock issued to the former ReShape Medical holders), the committee representing the former ReShape Medical holders will have the right to designate for nomination two directors to our Board of Directors, and we will nominate and use commercially reasonable efforts to appoint each such person to our Board, although any nominees must be reasonably acceptable to our then current Board members. At the closing of our acquisition of ReShape Medical, Michael Y. Mashaal, M.D. was appointed to the Board as a designee of the former ReShape Medical holders and the committee has not yet designated its second director nominee.

Liquidation. In the event of a liquidation, the holders of shares of Series C Preferred Stock are entitled to be paid, after and subject to the payment in full of all amounts required to be distributed to the holders of any other shares of the company outstanding as of the date of our acquisition of ReShape Medical ranking on liquidation prior and in preference to the Series C Preferred Stock, but before any payments to be made to the holders of common stock or any other series of preferred stock, an amount per share equal to the greater of (i) $274.8774 ($2.748774 per share on an as-converted-to-common stock basis), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted to common stock immediately prior to such liquidation. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series C Preferred Stock will be entitled to receive upon conversion of the Series C Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the

Series C Preferred Stock immediately prior to such fundamental transaction. Any successor to us or surviving entity must assume the obligations under the Series C Certificate of Designation with respect to the Series C Preferred Stock.

Series D Convertible Preferred Stock

The material terms and provisions of the shares of series D convertible preferred stock (“Series D Preferred Stock”) are summarized below. This summary of some of the provisions of the Series D Preferred Stock is not complete. For the complete terms of the Series D Preferred Stock, you should refer to the Certificate of Designation (the “Series D Certificate of Designation”) filed as an exhibit to this prospectus and incorporated herein by reference.

Conversion; Anti-Dilution. Each share of Series D Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of the Series D Preferred Stock, which currently is $0.75, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. In addition, if at any time while the Series D Preferred Stock is outstanding we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then conversion price of the Series D Preferred Stock, then the conversion price will be reduced to equal such lower price, subject to an exception for certain issuances to employees, officer or directors pursuant to a stock incentive plan, certain issuances upon the conversion of outstanding convertible securities and issuances for certain acquisitions.

Exercise Limitations. The Series D Certificate of Designation provides that we may not effect any conversion of Series D Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series D Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event will such beneficial ownership limitation exceed 9.99% and any increase in such beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Dividends. The Series D Certificate of Designation provides, among other things, that we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each share of Series D Preferred Stock on an as converted basis. Other than as set forth in the previous sentence, the Series D Certificate of Designation provides that no other dividends will be paid on the Series D Preferred Stock and that we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

Liquidation. In the event of a liquidation, after any distribution or payment to the holders of our series C convertible preferred stock the holders of Series D Preferred Stock are entitled to participate on an as converted to common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the shares of Series D Preferred Stock will be entitled to receive upon conversion of the Series D Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series D Preferred immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the Series D Preferred Stock.

Notwithstanding the foregoing, in the event we are not the surviving entity of a fundamental transaction or in the event of a reverse merger or similar transaction where we are the surviving entity, then, automatically and contemporaneous with the consummation of such transaction, the surviving entity (or our company in the event of a reverse merger or similar transaction) will purchase the then outstanding shares of Series D Preferred Stock by paying and issuing, in the event that such consideration given to the holders of our common stock is non cash consideration, as the case may be, to each holder an amount equal to the greater of (i) the cash consideration plus the non-cash consideration in the form issuable to the holders of our common stock (in the case of a reverse merger or similar transaction, shares of common stock issuable to the holders of the acquired company) per share of our common stock in the fundamental transaction multiplied by the number of shares of common stock underlying the shares of Series D Preferred Stock held by the holder on the date immediately prior to the consummation of the fundamental transaction or (ii) 130% of the conversion price of the Series D Preferred Stock then outstanding on the date of the consummation of the fundamental transaction. Such amount will be paid in the same form and mix (whether securities, cash or property, or any combination of the foregoing) as the consideration received by holders of our common stock in the fundamental transaction.

Voting Rights. With certain exceptions, as described in the Series D Certificate of Designation, the shares of Series D Preferred Stock have no voting rights. However, as long as any shares of Series D Preferred Stock remain outstanding, the Series D Certificate of Designation provides that we may not, without the affirmative vote of holders of a majority of the then outstanding shares of Series D Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Series D Certificate of Designation, (b) increase the number of authorized shares of Series D Preferred Stock, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of holders of shares of Series D Preferred Stock, or (d) enter into any agreement with respect to the foregoing.

Optional Exchange. The securities purchase agreement pursuant to which the shares of Series D Preferred Stock were issued provides that as long as the holder continue to hold at least 20% of the initial number of shares of Series D Preferred Stock issued, if we issue any new securities in a subsequent financing the holder may exchange all of the shares of Series D Preferred Stock at their stated value for the securities issued in the subsequent financing on the same terms of such subsequent financing.

Outstanding Warrants

As of May 11, 2018, there were warrants outstanding to purchase a total of 49,303,715 shares of our common stock, which expire between November 18, 2018 and August 16, 2024. Each of these warrants entitles the holder to purchase one share of common stock at prices ranging from $0.75 to $4,095.00 per common share, with a weighted average exercise price of $1.44 per share. Certain of these warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations. Certain of these warrants contain a provision requiring a reduction to the exercise price in the event we issue common stock, or securities convertible into or exercisable for common stock, at a price per share lower than the warrant exercise price.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Certain Provisions of Certificate of Incorporation and Bylaws

For a description of some additional provisions of our certificate of incorporation and bylaws, see “Description of Common Stock—Anti-Takeover Effects of Delaware Law and Certain Provisions of our Certificate of Incorporation and Bylaws.”

DESCRIPTION OF SECURITIES WARRANTS

The following summary of the general terms and provisions of the securities warrants represented by warrant agreements and warrant certificates that we may offer using this prospectus is only a summary and does not purport to be complete. You must look at the applicable forms of warrant agreement and warrant certificate for a full understanding of the specific terms of any securities warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of the securities warrants offered under that prospectus supplement, including any of the terms in this section that will not apply to those securities warrants, and any special considerations, including tax considerations, applicable to investing in those securities warrants.

General

We may issue securities warrants alone or together with other securities offered by the applicable prospectus supplement. The securities warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial owners of the securities warrants.

The prospectus supplement relating to any securities warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

•                  the offering price;

•                  the currencies in which the securities warrants will be offered;

•                  the total number of shares that may be purchased if all of the holders exercise the securities warrants and, in the case of securities warrants for the purchase of shares of preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise of the securities warrants;

•                  the number of shares of preferred stock or common stock that may be purchased if a holder exercises any one securities warrant and the price at which and currencies in which the shares of preferred stock or common stock may be purchased upon exercise;

•                  the designation and terms of any series of securities with which the securities warrants are being offered, and the number of securities warrants offered with each security;

•                  the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

•                  the date on which the right to exercise the securities warrants begins and expires;

•                  the triggering event and the terms upon which the exercise price and the number of underlying securities that the securities warrants are exercisable into may be adjusted;

•                  whether the securities warrants will be issued in registered or bearer form;

•                  the identity of any warrant agent with respect to the securities warrants and the terms of the warrant agency agreement with that warrant agent;

•                  a discussion of material U.S. federal income tax consequences; and

•                  any other terms of the securities warrants.

A holder of securities warrants may:

•                  exchange them for new securities warrants of different denominations;

•                  present them for registration of transfer, if they are in registered form; and

•                  exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until the securities warrants are exercised, holders of the warrants will not have any of the rights of holders of the underlying securities.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

Holders of securities warrants may exercise them by

•                  delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

•                  properly completing and signing the reverse side of their warrant certificate(s), if any, or other exercise documentation; and

•                  delivering their warrant certificate(s), if any, or other exercise documentation to the warrant agent within the time specified by the applicable prospectus supplement.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when warrant agent receives payment of the exercise price. As soon as practicable after you have completed these procedures, we will issue and deliver to you the shares of common stock or preferred stock, as the case may be, that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised amount of securities warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement or warrant certificates without the consent of the holders of the securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not adversely affect the interests of the holders.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. The form of unit agreement will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•                  through one or more underwriters or dealers in a public offering and sale by them;

•                  through agents; and/or

•                  directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

We may solicit directly offers to purchase the respective securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the respective securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the respective securities being offered by this prospectus, we will sell the respective securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the respective securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the respective securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the respective securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Fox Rothschild LLP, Minneapolis, Minnesota, will issue a legal opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to going concern). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•                  Annual Report on Form 10-K for the year ended December 31, 2017;

•                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•                  Current Reports on Form 8-K (only to the extent information is “filed” and not “furnished”) filed with the SEC on January 31, 2018, March 21, 2018, April 3, 2018, April 14, 2018 and April 24, 2018;

•                  the information set forth in Item 9.01 of our Current Report on Form 8-K filed with the SEC on May 23, 2017 as amended by our Form 8-K/A filed with the SEC on July 10, 2017 and the information set forth in Item 9.01 of our Current Report on Form 8-K filed with the SEC on October 3, 2017 as amended by our Form 8-K/A filed with the SEC on December 15, 2017; and

•                  the description of our common stock contained in any registration statement on Form 8-A that we have filed, and any amendment or report filed for the purpose of updating this description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

ReShape Lifesciences Inc.

1001 Calle Amanecer

San Clemente, California 92673

Attention: Secretary

(949) 429-6680

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission (SEC) registration fee. The expenses listed will be paid by ReShape Lifesciences Inc.

SEC registration fee	$15,562.50
Legal fees and expenses	30,000
Printing expenses	15,000
Accountants’ fees and expenses	25,000
Transfer agent and registrar fees	5,000
Blue sky fees and expenses	5,000
Miscellaneous expenses	1,340
Total	$96,902.50

Item 15.   Indemnification of Directors and Officers

Article 6 of the Sixth Amended and Restated Certificate of Incorporation, as amended (certificate of incorporation), of ReShape Lifesciences Inc. (the Company) provides that no director of the Company shall be personally liable to us or the Company’s stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article 8 of the Company’s Amended and Restated Bylaws (bylaws) provides that the Company will indemnify each person who was or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (all such persons are referred to as an indemnitee), shall be indemnified and held harmless by the Company, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company’s bylaws provide that the Company will indemnify any indemnitee seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Company’s Board of Directors. The Company will indemnify the indemnitee for expenses incurred in defending any such proceeding in advance of its final disposition to the extent not prohibited by law.

Such indemnification will only be made if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Expenses must be advanced to an indemnitee under certain circumstances.

As a condition precedent to the right of indemnification, an indemnitee must give the Company notice of the action for which indemnity is sought and the Company must have the right to participate in such action or assume the defense thereof.

Article 8 of the Company’s bylaws further provides that the indemnification provided therein is not exclusive, and provides that no amendment, termination or repeal of the relevant provisions of the Delaware law statute or any other applicable law will diminish the rights of any Indemnitee to indemnification under the Company’s certificate of incorporation.

Section 145 of the Delaware law statute provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

The Company has director and officer insurance providing for indemnification for its directors and officers for certain liabilities and such insurance provides for indemnification of the Company’s directors and officers for liabilities under the Securities Act of 1933, as amended.

Item 16.   List of Exhibits

(a) Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**

Sixth Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 28, 2016 (File No. 1-33818)).

3.2**

Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation of the Company, dated October 20, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2017).

3.3**

Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation of the Company, dated October 26, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2017)

3.4**

Amended and Restated Bylaws of the Company, as currently in effect (incorporated herein by reference to Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on July 6, 2007 (File No. 333-143265)).

3.5**

Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2017).

3.6**

Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2017).

3.7**

Certificate of Designation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2018).

4.1**

Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on August 14, 2007 (File No. 333-143265)).

4.2*	Form of Certificate of Designation of Preferred Stock.

4.3*	Form of Securities Warrant Agreement.

4.4*	Form of Unit Agreement.

5.1**	Opinion of Fox Rothschild LLP.

23.1**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of KCCW Accountancy Corp., Independent Registered Public Accounting Firm.

23.3**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.4**	Consent of Haskell & White LLP, Independent Auditors.

23.5**	Consent of Fox Rothschild LLP (included in Exhibit 5.1 to this registration statement).

24.1**	Power of Attorney (included on signature page to this registration statement).

*     To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**   Filed herewith.

Item 17.   Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on May 21, 2018.

RESHAPE LIFESCIENCES INC.

By:	/s/ Dan W. Gladney
Dan W. Gladney
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dan W. Gladney and Scott P. Youngstrom, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) to this Registration Statement on Form S-3, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dan W. Gladney	President and Chief Executive Officer, Chairman and Director
Dan W. Gladney	(principal executive officer)	May 21, 2018

/s/ Scott P. Youngstrom	Chief Financial Officer
Scott P. Youngstrom	(principal financial and accounting officer)	May 21, 2018

/s/ Gary D. Blackford	Director
Gary D. Blackford		May 21, 2018

/s/ Bobby I. Griffin	Director
Bobby I. Griffin		May 21, 2018

/s/ Michael Y. Mashaal, M.D.	Director
Michael Y. Mashaal, M.D.		May 21, 2018

/s/ Lori C. McDougal	Director
Lori C. McDougal		May 21, 2018

/s/ Jon T. Tremmel	Director
Jon T. Tremmel		May 21, 2018